Exhibit (a)(xxxiv)

SunAmerica Series Trust

Amended and Restated Establishment and Designation of Series

WHEREAS, the Trustees of the Trust have heretofore divided the shares of beneficial interest in the Trust, without par value (the “Shares’), into forty-three Series (each, a “Series”);

WHEREAS, the Trustees of the Trust, at a meeting held on December 11, 2014, authorized the change of the name of the Total Return Bond Portfolio, a Series of the Trust, to SA JPMorgan MFS Core Bond Portfolio, effective as of January 20, 2015.

WHEREAS, the Trustees of the Trust, at a meeting held on March 24, 2015, authorized the change of the name of the following series effective as of May 1, 2015:

Alliance Growth Portfolio to SA AB Growth Portfolio

Marsico Focused Growth Portfolio to SA Marsico Focused Growth Portfolio

MFS® Massachusetts Investors Trust Portfolio to SA MFS® Massachusetts Investors Trust

Portfolio

MFS® Total Return Portfolio to SA MFS® Total Return Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on May 27, 2015, authorized the change of the name of the Davis Venture Value Portfolio to the SA Legg Mason BW Large Cap Value Portfolio, effective as of September 8, 2015.

WHEREAS, the Trustees of the Trust, at a meeting held on October 13, 2015, authorized the establishment of the following series:

SA BlackRock VCP Global Multi Asset Portfolio

SA Schroders VCP Global Allocation Portfolio

SA T. Rowe Price VCP Balanced Portfolio

WHEREAS, the Trustees of the Trust, at a meeting held on December 9, 2015, authorized the change of the name of the Cash Management Portfolio to the Ultra Short Bond Portfolio, such change as shall be effective as of the date on which the amendment to the Trust’s registration statement as filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933, incorporating the Series’ name change, becomes effective.

NOW THEREFORE, the undersigned does hereby certify that pursuant to Section 4.9 of the Declaration of Trust, the following Series of the Trust have been established and designated by the Trustees of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Aggressive Growth Portfolio
2.	Balanced Portfolio (f/k/a SunAmerica Balanced Portfolio)
3.	Blue Chip Growth Portfolio
4.	Capital Growth Portfolio (f/k/a Goldman Sachs Research Portfolio) Corporate Bond Portfolio
5.	“Dogs” of Wall Street Portfolio

6.	Emerging Markets Portfolio
7.	Equity Index Portfolio
8.	Equity Opportunities Portfolio (f/k/a Federated American Leaders Portfolio and Federated Value Portfolio)
9.	Foreign Value Portfolio
10.	Fundamental Growth Portfolio (f/k/a Putnam Growth: Voyager Portfolio and Putnam Growth Portfolio)
11.	Global Bond Portfolio
12.	Global Equities Portfolio
13.	Growth-Income Portfolio
14.	Growth Opportunities Portfolio
15.	High-Yield Bond Portfolio
16.	International Diversified Equities Portfolio
17.	International Growth and Income Portfolio
18.	Mid-Cap Growth Portfolio (f/k/a MFS® Mid-Cap Growth Portfolio)
19.	Real Estate Portfolio
20.	SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)
21.	SA BlackRock VCP Global Multi Asset Portfolio
22.	SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and f/k/a Worldwide High Income Portfolio)
23.	SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)
24.	SA Marsico Focused Growth Portfolio (f/k/a Marsico Focused Growth Portfolio and Marsico Growth Portfolio)
25.	SA MFS® Massachusetts Investors Trust Portfolio (f/k/a MFS® Massachusetts Investors Trust Portfolio, MFS® Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)
26.	SA MFS® Total Return Portfolio (f/k/a MFS® Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)
27.	SA Schroders VCP Global Allocation Portfolio
28.	SA T. Rowe Price VCP Balanced Portfolio
29.	Small & Mid Cap Value Portfolio
30.	Small Company Value Portfolio
31.	SunAmerica Dynamic Allocation Portfolio
32.	SunAmerica Dynamic Strategy Portfolio
33.	Technology Portfolio
34.	Telecom Utility Portfolio (f/k/a Utility Portfolio and Federated Utility Portfolio)
35.	Ultra Short Bond Portfolio (f/k/a Cash Management Portfolio)
36.	VCP Total Return Balancedsm Portfolio
37.	VCPsm Value Portfolio
38.	American Funds Asset Allocation SAST Portfolio
39.	American Funds Global Growth SAST Portfolio
40.	American Funds Growth-Income SAST Portfolio
41.	American Funds Growth SAST Portfolio
42.	VCPsm Managed Asset Allocation SAST Portfolio (f/k/a Protected Asset Allocation SAST Portfolio)

1.        Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.        The number of authorized Shares of each Series is unlimited.

3.        Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.        With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.        The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.        The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.        Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

            IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of February 8, 2016.

/s/ KATHLEEN D. FUENTES
Kathleen D. Fuentes
Secretary

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